UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Nabors Energy Transition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1729137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

515 W. Greens Road, Suite 1200 Houston, Texas	77067
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Class A Ordinary Share and one-half of one Warrant	The Nasdaq Stock Market LLC
Class A Ordinary Shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, exercisable for one Class A Ordinary Share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): 333-272810

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, Class A ordinary shares, par value $0.0001 per share, and warrants to purchase Class A ordinary shares of Nabors Energy Transition Corp. II (the “Registrant”). The description of the units, Class A ordinary shares and warrants to purchase Class A ordinary shares contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-272810), originally filed with the Securities and Exchange Commission on June 21, 2023, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. In addition, any description of such securities contained in a form of prospectus or prospectus supplement relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.  Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 13, 2023

NABORS ENERGY TRANSITION CORP. II

	By:	/s/ Anthony G. Petrello
	Name:	Anthony G. Petrello
	Title:	President, Chief Executive Officer and Secretary